EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of NCS Multistage Holdings, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

Date: September 1, 2026
ADVENT INTERNATIONAL, L.P.

By: ADVENT INTERNATIONAL GP, LLC, its general partner

/s/ Neil Crawford
Name: Neil Crawford
Title: Senior Director, Fund Administration

ADVENT INTERNATIONAL GP, LLC

/s/ Neil Crawford
Name: Neil Crawford
Title: Senior Director, Fund Administration

ADVENT-NCS ACQUISITION LIMITED PARTNERSHIP

By: ADVENT-NCS GP LLC, its general partner

/s/ Neil Crawford
Name: Neil Crawford
Title: Senior Director, Fund Administration